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                             SUBSCRIPTION AGREEMENT

   THE SECURITIES IN THE FORM OF THE COMMON STOCK PURCHASE WARRANTS OF AMERICAN EDUCATIONAL PRODUCTS, INC. HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY STATE SECURITIES LAWS. THE SHARES OF COMMON STOCK ISSUABLE UPON THE EXERCISE OF THE COMMON STOCK PURCHASE WARRANTS ARE BEING REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUCH SHARES CANNOT BE SOLD, TRANSFERRED, ASSIGNED, OR OTHERWISE DISPOSED OF, EXCEPT IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS.

American Educational Products, Inc.
3101 Iris Avenue, Suite 215
Boulder, Colorado  80301

Gentlemen:

1.        ISSUANCE OF COMMON STOCK PURCHASE WARRANTS.

          (a) Subject to the terms and conditions of this Subscription Agreement, American Educational Products, Inc. (the "Company") herewith issues and delivers to the undersigned ("Subscriber") _____________________ Common Stock Purchase Warrants (the "Warrants").

          (b) Each Warrant shall be exercisable to purchase one (1) share of the Company's Common Stock, $.01 par value ("Common Stock") for an exercise price of Two Dollars ($2.00) per share. The Warrants shall be in the form of Exhibit A attached hereto and incorporated herein by reference. Each Warrant shall be exercisable for a period commencing upon the effective date of and expiring at 5:00 p.m. Colorado time on the tenth (10th) business day following the effective date of a Registration Statement to be filed with the United States Securities and Exchange Commission ("SEC"), registering for sale the shares of Common Stock issuable upon exercise of the Warrants (the "Registration Statement").

2.        SUBSCRIPTION.

          (a) Subject to the Registration Statement being declared effective by the SEC, and subject further to the Company's common stock continuing to be listed on NASDAQ, Subscriber hereby irrevocably and unconditionally agrees to exercise, upon written demand of the Company, all Warrants herewith issued and delivered by the Company to Subscriber pursuant to this Subscription Agreement; provided, however, said exercise to occur within ten (10) business days following the effective date of such Registration Statement.

          (b) The exercise of all Warrants shall be accomplished by tendering to the Company the sum of Two Dollars ($2.00) times the number of Warrants owned by Subscriber (the "Subscription Amount") in certified funds or by wire transfer of immediately available funds.


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          (c)    Upon tender and delivery of the Subscription Amount to the
Company, the Company shall issue to Subscriber certificates representing the shares of the Company's Common Stock so subscribed and paid.

3.        REPRESENTATIONS AND WARRANTIES.

          Subscriber hereby makes the following representations and warranties:

          (a) His or its offer to purchase is based solely upon his or its own independent evaluation, which may include the counsel of his or its own advisors;

          (b)    He or it recognizes that his or its investment is speculative;

          (c) He or it has carefully reviewed and understands the various risks of an investment in the Company, and he or it can afford to bear the risks of an investment in the Company, including the risk of losing his or its entire investment;

          (d) The undersigned acknowledges that the Company has made available to him or it the opportunity to obtain additional information to evaluate the merits and risks of this investment. The undersigned acknowledges that he or it had the opportunity to ask questions of the Company, and, to the extent he or it availed himself of such opportunity, he or it received satisfactory answers from the Company, or its affiliates, associates, or employees concerning the terms and conditions of the investment.

          (e) Based upon the foregoing, Subscriber understands the proposed use of the funds by the Company, he or it is familiar with the management, contemplated operations, financial conditions and all other factors regarding the Company, and has fully satisfied himself with respect to the nature of the investment, and has received no assurances of any kind whatsoever relative thereto, nor has there been any other representations made regarding any potential increment in value of the securities acquired by Subscriber. The securities purchased by Subscriber are speculative and high risk, all of which is understood by Subscriber who represents and warrants that he or it has sufficient knowledge and experience in business and financial matters to evaluate the merits and risks of an investment of this type.

          (f) The Subscriber has either (i) a preexisting personal or business relationship with the Company, or a director or officer of the Company or an affiliate of the Company; or (ii) the business or financial experience necessary to protect the Subscriber's interest in connection with the investment in securities of the Company.

          (g) Subscriber acknowledges that the Warrants have neither been registered nor is registration thereof under the Securities Act of 1933 or under any state securities law contemplated.

          (h) Subscriber was not organized or reorganized for the specific purpose of acquiring securities of the Company.


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          (i)    If a corporation, Subscriber is a corporation duly organized and validly existing under the laws of the state of its incorporation or organization, is authorized and qualified to acquire the securities subject to the Subscription Agreement, and the securities underlying the Warrants. The person signing this Agreement on behalf of such entity has been duly authorized by such entity to do so.

          (j) Subscriber is an accredited investor within the meaning of Rule 501(a) of Regulation D promulgated under the Securities Act of 1933. The specific category or categories of accredited investor applicable to the undersigned are as follows:

                 /__/ Subscriber is an investment company registered under the Investment Company Act of 1940

                 /__/ Subscriber is a business development company as defined in Section 2(a)(48) of the Investment Company Act.

                 /__/ Subscriber is a natural person whose individual net worth, or joint net worth with that of Subscriber's spouse, on the date of this Subscription Agreement exceeds $1,000,000.

          (k) The investment by Subscriber in any of the securities of the Company and the Subscriber's proposed plan of distribution of such securities is not inconsistent with and will not violate any fundamental investment objectives, policies or restrictions applicable to Subscriber.

4.        REGISTRATION AND RESTRICTIONS ON TRANSFERABILITY.

          The shares of the Company's Common Stock issuable upon exercise of the Warrants as hereinabove defined, are to be registered for sale by the Company in a Registration Statement to be filed with the United States Securities and Exchange Commission not later than thirty (30) days from the execution hereof. Subscriber's obligation to exercise the Warrants is subject to and contingent upon such Registration Statement being declared effective by the SEC.
Subscriber agrees that any sales or transfers of the Warrants or shares of Common Stock issuable upon exercise of either the Warrants shall be made in compliance with the Securities Act of 1933, as amended, and any and all applicable state securities laws.

5.        MISCELLANEOUS.

          (a) This Subscription Agreement shall be governed by and construed in accordance with the internal laws of the State of Colorado. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and may be amended only by writing executed by all parties. If any provision of this Subscription Agreement or the application thereof, any person or any other circumstances shall be determined to be invalid, unlawful or unenforceable to any extent, then the remainder of this Subscription Agreement, and the application of such provisions other than the provisions which are deemed invalid, unenforceable and unlawful shall not be affected thereby and each remaining provision hereof shall continue to be valid and may be enforced to the full extent permitted by law.


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          (b)    The written demand of the Company on Subscriber provided for in
Section 2(a) and 2(d) of this Subscription Agreement shall be deemed given by deposit thereof in the United States mails, first class, postage prepaid, addressed to Subscriber at the following address:

                 _____________________________________________
                 Subscriber Name

                 _____________________________________________
                 Address

                 _____________________________________________




Dated: __________________

Name:  _________________________________________________________________________
          (Typed or Printed)

Signature: _____________________________________________________________________

Social Security I.D. Number: ___________________________________________________

Residence Address: _____________________________________________________________

                   _____________________________________________________________

Registered Representative: _____________________________________________________

Subscription Amount: ___________________________________________________________


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                                   ACCEPTANCE

          The undersigned hereby acknowledges receipt of the Subscription Agreement, a copy of which is set forth above. The undersigned hereby accepts the subscription embodied in the Subscription Agreement, all on the terms and conditions set forth therein.

                                        AMERICAN EDUCATIONAL PRODUCTS, INC.



Dated: _____________________________    By: ____________________________________



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